                                                                   Exhibit 10.01

                              [VERITAS LETTERHEAD]


May 12, 2003


Geoffrey Squire
[Address]

Dear Geoff:

      This letter sets forth the understandings between you and VERITAS Software Corporation (the "Company") relating to your position with the Company.

      1. Officer and Director Status. Effective as of May 12, 2003 ("Resignation Date"), you resign from your position as Executive Vice President of the Company, and the Company accepts such resignation. You will continue to serve as vice chairman and a director of the Company's Board of Directors.

      2. Stock Options.

            a. Original Employee Options. You acknowledge that the stock options identified as "Original Employee Options" on Exhibit A comprise all of the stock options granted to you by the Company.

            b. Employee Stock Options.

                  i. Terminating Employee Options. Except as set forth in Sections 2(b)(ii) and 2(c) below, the Original Employee Options that were awarded to you as an executive officer of the Company (identified as "Terminating Employee Options" on Exhibit A) ("Terminating Employee Options") will remain exercisable until the earlier of (i) the ninetieth day following the Resignation Date or (ii) the expiration date of the applicable Terminating Employee Options (as applicable, the "Expiration Date"). Any of the Terminating Employee Options that are not exercised by the Expiration Date will be forfeited and cancelled in accordance with the terms of the applicable stock option agreements and 1993 Employee Incentive Plan ("Plan"). All Terminating Employee Options will cease to vest as of the Resignation Date.

                  ii. Accelerated Employee Options. Except as set forth in
Section 2(c) below, the portion of the Original Employee Options that, as of the date hereof, are vested and have exercise prices per share exceeding the Fair Market Value (as defined in the Plan) of the common stock of the Company (identified as "Accelerated Employee Options" on Exhibit A) ("Accelerated Employee Options") shall (A) become fully vested and immediately exercisable


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
as of the Resignation Date and (B) remain exercisable until the earlier of (1) the ninetieth day following the date that you cease to be a director of the Company's Board of Directors or (2) May 11, 2006 (as applicable, the "Extended Expiration Date"). Any of the Accelerated Employee Options that are not exercised by the Extended Expiration Date shall be forfeited and cancelled in accordance with the terms of the applicable stock option agreements, as amended, and Plan.

            c. Director Options. You acknowledge that a portion of the Original Employee Options (identified as "Director Options" on Exhibit A) ("Director Options") were granted to you for services performed as a director of the Company's Board of Directors. The Director Options will remain effective and continue to vest pursuant to the terms of the applicable stock option agreements and Plan.

      3. Benefits. Following the Resignation Date, you will not be eligible to receive any other employee compensation or benefits. The foregoing is not intended to affect your eligibility under any director cash compensation plans or director stock option plans approved by the Company's Board of Directors.

      4. Release. You agree to and do fully and completely release, discharge and waive any and all claims, complaints, causes of action or demands of whatever kind which you have or may have against the Company, its subsidiaries, affiliates, predecessors and successors and all its past and present directors, officers and employees by reason of any event, matter, cause or thing which occur prior to the date hereof (hereinafter "Executive Claims"). You understand and accept that this Agreement specifically covers, but is not limited to, any and all Executive Claims which you have or may have against the Company relating in any way to any past or current employment agreements or arrangements with the Company, to compensation or reimbursements, or to any other terms, conditions or circumstances of your former employment or service as a consultant, advisor or director of the Company, whether based on statutory or common law claims for employment discrimination (including age discrimination), wrongful discharge, breach of contract or any other theory, whether legal or equitable. Notwithstanding the foregoing, you do not waive any rights which you may be entitled to seek to enforce this Agreement or to seek indemnification against liability incurred as an officer or director of the Company pursuant to your indemnity agreement with the Company or as otherwise provided in the certificate of incorporation of the Company.

You acknowledge that this Release shall extend to unknown, as well as known claims, and hereby waives the application of any provision of law, including, without limitation, Cal. Civil Code Section 1542, that purports to limit the scope of a general release. Section 1542 of the California Civil Code provides:


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      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                                     /s/ GS
                                -----------------
                                  Initial Here

      5. Miscellaneous.

            a. You affirm your obligation to continue to comply with the terms of the Employment, Confidential Information and Invention Assignment Agreement and your agreement dated May 17, 1999 in accordance with the respective terms of such agreements.

      We recognize your valuable contributions as Executive Vice President of the Company, and look forward to continuing your relationship as an outside director of the Company's Board of Directors.

                                         Sincerely,

                                         VERITAS SOFTWARE CORPORATION

                                         By: /s/ John Brigden
                                             -----------------------------------
                                         Its: Senior Vice President
                                              ----------------------------------


Accepted and Agreed as of this 12th day of May 2003:


/s/ Geoffrey Squire
-----------------------------
Geoffrey Squire


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EXHIBIT A
SQUIRE OPTIONS - BIFURCATION OF STOCK OPTIONS
EFFECTIVE AS OF MAY 12, 2003

                                                                                           BIFURCATION OF

                           ORIGINAL EMPLOYEE OPTIONS                                     OUTSTANDING OPTIONS
                           -------------------------                                     -------------------
              EXPIRATION     EXERCISE    ORIGINAL     OPTIONS      OPTIONS     DIRECTOR OPTIONS      EMPLOYEE OPTIONS
                                                                               ----------------      ----------------
GRANT DATE       DATE         PRICE       GRANT     OUTSTANDING    VESTED     UNVESTED    VESTED    UNVESTED     VESTED
----------       ----         -----       -----     -----------    ------     --------    ------    --------     ------
  21-Jan-94    21-Jan-04      0.0287    1,326,847            0           0           0         0           0          0
  16-May-95    16-May-05      0.1433    1,313,716            0           0           0         0           0          0
  16-Jul-96    15-Jun-03      2.4267    1,401,300            0           0           0         0           0          0
 *4/14/1998    14-Apr-08      8.7037       22,977       22,977      22,977           0    22,977           0          0
 *4/14/1998    14-Apr-08      8.7037      162,648       12,648      12,648           0    12,648           0          0
 *5/25/1999    25-May-09     17.5555        5,692        5,692       3,795       1,897     3,795           0          0
 *5/25/1999    25-May-09     17.5555      219,307      219,307     211,830       7,477    16,081           0    195,749
 *4/13/2000    13-Apr-10     91.6875      133,333      133,333      97,222       9,750         0      26,361     97,222
   4-Apr-01     4-Apr-11     39.4500       35,000       35,000      18,229           0         0      16,771     18,229
 *8/31/2001    31-Aug-11     28.7200      250,000      250,000     104,167       6,500         0     139,333    104,167
*11/19/2002    19-Nov-11     16.2600      100,000      100,000      16,667      25,000         0      58,333     16,667
                                        ---------      -------     -------      ------    ------     -------    -------
      Total                             4,970,820      778,957     487,535      50,624    55,501     240,798    432,034
                                        =========      =======     =======      ======    ======     =======    =======

                                     BIFURCATED EMPLOYEE OPTIONS
                                     ---------------------------
                               TERMINATING       ACCELERATED

              EXPIRATION     EMPLOYEE OPTIONS     EMPLOYEE     EXERCISE
                             ----------------
GRANT DATE       DATE      UNVESTED      VESTED    OPTIONS     PERIOD
----------       ----      --------      ------    -------     ------
  21-Jan-94    21-Jan-04          0           0           0         --
  16-May-95    16-May-05          0           0           0         --
  16-Jul-96    15-Jun-03          0           0           0         (a)
 *4/14/1998    14-Apr-08          0           0           0         --
 *4/14/1998    14-Apr-08          0           0           0         --
 *5/25/1999    25-May-09          0           0           0         --
 *5/25/1999    25-May-09          0     195,749           0         (a)
 *4/13/2000    13-Apr-10          0           0     123,583         (b)
   4-Apr-01     4-Apr-11          0           0      35,000         (b)
 *8/31/2001    31-Aug-11          0           0     243,500         (b)
*11/19/2002    19-Nov-11     58,333      16,667           0         (a)
                             ------     -------     -------
      Total                  58,333     212,416     402,083
                             ======     =======     =======

* Annual director grants were, on a split adjusted basis, 60,750 in 1998, 29,250 in 1999, 9,750 in 2000 and 6,500 in 2001 under 1993 Director Stock
      Option Plan and 25,000 in 2002 under 2002 Director Stock Option Plan.

(a) Exercise period for Terminating Employee Options will terminate as provided in existing stock option agreement. Vesting will cease as of May 12, 2003.

(b) Exercise period for Accelerated Employee Options will be extended to the earlier of (i) the 90th day following cessation of services as a director of VERITAS' Board of Directors or (ii) March 31, 2006. All Accelerated Employee Options will be fully vested as of May 12, 2003.


Acknowledged:
/s/ Geoffrey Squire
-------------------------
Geoffrey Squire